EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------




The Board of Directors
Darling International Inc.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001 and a change in the method of accounting for and reporting of disposals of long-lived assets and discontinued operations in 2002.


KPMG LLP



Dallas, Texas
May 30, 2003